                                  [KERYX LOGO]
                                                                            NEWS
--------------------------------------------------------------------------------
                                                           For Immediate Release

KERYX CONTACT:
Ron Bentsur
Vice President - Finance & Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: ron@keryx.com


          Keryx Biopharmaceuticals, Inc. Announces second Quarter 2004
                                Financial Results

     - Keryx to Hold Investor Conference Call on Thursday, August 5, 2004 at
                                  8:30 AM EDT -

  - Michael S. Weiss, CEO, and I. Craig Henderson, M.D., President, to Provide
                  Overview of Clinical Development Programs -

New York, New York (August 3, 2004) -- Keryx Biopharmaceuticals, Inc. (NASDAQ:
KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer, today announced its financial results for the second quarter ended June 30, 2004.

At June 30, 2004, the Company had cash, cash equivalents, interest receivable and investment securities of $54.0 million, compared to $56.1 million at March 31, 2004, and $31.4 million at December 31, 2003.

The net loss for the second quarter ended June 30, 2004, was $(3,259,000), or $(0.11) per share, compared to a net loss of $(1,509,000), or $(0.07) per share, for the second quarter ended June 30, 2003. The $1,750,000 increase in net loss in the second quarter of 2004, as compared to the second quarter of 2003, was primarily attributable to an increase of $1,503,000 in expenses related to the clinical development of KRX-101, an increase of $843,000 in non-cash compensation expense associated with the revaluation and issuance of stock options, and an increase of $313,000 in expenses related to the development of our oncology drug candidates, which we acquired upon the completion of our acquisition of ACCESS Oncology, Inc. in February 2004. The increase in net loss was partially offset by the absence of certain non-cash impairment and accelerated depreciation charges associated with the 2003 restructuring taken in the second quarter of 2003, as well as an increase in interest income in the second quarter of 2004, as compared to the second quarter of 2003.

Commenting on the quarter, Michael S. Weiss, Keryx's Chairman and Chief Executive Officer, said, "This was a very productive quarter for Keryx. We are very pleased with the patient enrollment into the Phase II portion of our KRX-101 Phase II/III program, and we eagerly await

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the data from this multi-center,  randomized,  double-blind,  placebo-controlled study. Additionally, during the quarter, the first combination data for KRX-0401 (Perifosine) was presented at this year's ASCO, and we initiated our first Keryx-sponsored KRX-0401 clinical study treating patients with non-small cell lung cancer. We also look forward to commencing additional combination and single-agent studies for the KRX-0401 program in the near term."

Keryx will host a conference call on Thursday, August 5, at 8:30 AM EDT. The call will focus on the financial results for the quarter ended June 30, 2004 and the clinical programs for Keryx's KRX-101 and KRX-0401 product candidates. Hosting the call will be Michael S. Weiss, Chairman and Chief Executive Officer, and I. Craig Henderson, M.D., President. In order to participate in the conference call, please call 1-800-895-0198 (U.S.), and 1-785-424-1053 (outside the U.S.). Conference call ID is: Keryx.

The audio recording of the conference call will be available for replay at www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.
------------------------------------

Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx is developing KRX-101 (sulodexide), a novel first-in-class oral heparinoid compound, for the treatment of diabetic nephropathy, for which Keryx has commenced a U.S.-based Phase II/III clinical program. Additionally, Keryx is developing three clinical-stage oncology compounds including KRX-0401, a novel, first-in-class oral AKT inhibitor in Phase II clinical trials. Keryx also has an active in-licensing and acquisition program designed to identify and acquire clinical-stage drug candidates. Keryx Biopharmaceuticals is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release and made by our management on the conference call, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully complete cost-effective clinical trials for our drug candidates,, including KRX-101 and KRX-0401; the successful completion of the National Cancer Institute-sponsored clinical trials for KRX-0401; the success of the Sulodexide Open Access Research program and its ability to develop uses for KRX-101 that can impact a number of disease states beyond diabetic nephropathy; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.keryx.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.


                               (Tables to Follow)

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                         Keryx Biopharmaceuticals, Inc.
                      Selected Consolidated Financial Data
           (Thousands of US Dollars, Except Share and Per Share Data)

Statement of Operations:
                                          Three Months Ended June 30,      Six Months Ended June 30,
                                                  (unaudited)                    (unaudited)
                                                  -----------                    -----------
                                             2004            2003            2004            2003
                                         ------------    ------------    ------------    ------------
SERVICE REVENUE                          $        150    $       --      $        245    $       --

OPERATING EXPENSES:
Cost of services                                  123            --               203            --

Research and development:
     Non-cash compensation                         23            (249)            225            (515)
     Non-cash acquired in-process
       research and development                  --              --            18,800            --
     Other research and development             2,067             554           3,719           3,925
                                         ------------    ------------    ------------    ------------
       Total research and development           2,090             305          22,744           3,410
                                         ------------    ------------    ------------    ------------

General and administrative:
     Non-cash compensation                        621              50             806              52
     Other general and administrative             745           1,205           1,838           1,869
                                         ------------    ------------    ------------    ------------
      Total general and administrative          1,366           1,255           2,644           1,921
                                         ------------    ------------    ------------    ------------

TOTAL OPERATING EXPENSES                        3,579           1,560          25,591           5,331
                                         ------------    ------------    ------------    ------------

OPERATING LOSS                                 (3,429)         (1,560)        (25,346)         (5,331)

OTHER INCOME (EXPENSE):
     Interest income, net                         170              65             265             150
     Income taxes                                --               (14)             (1)           (116)
                                         ------------    ------------    ------------    ------------

NET LOSS                                 $     (3,259)   $     (1,509)   $    (25,082)   $     (5,297)
                                         ============    ============    ============    ============

NET LOSS PER COMMON SHARE
     Basic and diluted                   $      (0.11)   $      (0.07)   $      (0.86)   $      (0.26)
                                         ============    ============    ============    ============

SHARES USED IN COMPUTING NET
LOSS PER COMMON SHARE
Basic and diluted                          30,466,902      20,739,770      29,147,498      20,377,416
                                         ============    ============    ============    ============


Balance Sheet:

                                            June 30, 2004     December 31, 2003
                                            -------------     -----------------
                                             (unaudited)          (audited)
Cash, cash equivalents, interest
   receivable and investment securities            54,022              $ 31,414
Total assets                                       54,927                32,223
Accumulated deficit                               (79,692)              (54,610)
Stockholders' equity                               48,259                31,226

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